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EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Long-Term Incentive and Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan of Stockwalk.com Group Inc. of our report dated May 3, 2000, except for Note 12 as to which the date is June 7, 2000, with respect to the consolidated financial statements and schedule of Stockwalk.com Group, Inc., included in the Annual Report (Form 10-K) for the year ended March 31, 2000.

/s/ Ernst & Young LLP


June 29, 2000